Exhibit 99.1

Momentive Announces Third Quarter 2021 Financial Results

Total Revenue Increases 20% Year-over-Year

Enterprise Sales Revenue Increases 37% Year-over-Year

SAN MATEO, Calif. — November 09, 2021 — Momentive (NASDAQ: MNTV), an agile experience management company (formerly SurveyMonkey), today reported third quarter results for the period ended September 30, 2021.

Q3 2021 Key Results

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Total revenue was $114.8 million, an increase of 20% year-over-year.
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Enterprise sales revenue was $37.6 million, an increase of 37% year-over year. Enterprise sales revenue accounted for approximately 33% of total revenue, up from approximately 29% in Q3 2020. We ended the quarter with approximately 10,500 enterprise sales customers, up 37% from approximately 7,700 in Q3 2020.
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Self-serve revenue was $77.1 million, an increase of 13% year-over-year.
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Leading Growth Indicators: Deferred revenue was $197.6 million, an increase of 20% year-over-year. Remaining performance obligations were $222.6 million, an increase of 21% year-over-year.
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Paying users totaled approximately 883,100, an increase of approximately 79,900, or 10% from approximately 803,200 in Q3 2020. Approximately 90% of our paying users were on annual plans, up from 87% a year ago.
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Average revenue per user was $522, up approximately 9% from $478 in Q3 2020.
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GAAP operating margin was negative 17.1% and non-GAAP operating margin was 6.5%.
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GAAP net loss was $22.9 million and GAAP diluted net loss per share was $0.15. Non-GAAP net income was $4.3 million and non-GAAP diluted net income per share was $0.03.
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Net cash provided by operating activities was $16.7 million and free cash flow was $14.7 million for 14.6% and 12.8% margin, respectively.
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Cash and cash equivalents totaled $300.7 million and total debt was $212.2 million for net cash of $88.5 million as of September 30, 2021.

Due to the Company’s pending acquisition by Zendesk, the Company has cancelled its November 9 conference call and webcast to discuss these financial results. Additionally, the Company will not be providing financial guidance for Q4 2021 and has suspended its financial guidance for the full year 2021.

Q3 2021 Business and Product Highlights

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Held GetFeedback's Second Annual Customer Experience (CX) Summit, where the industry's top experts and innovators shared best practices and expert insights to help GetFeedback users prepare to take on the future of customer experience with confidence

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Released new GetFeedback integrations for Slack and Salesforce, and announced Christofle and Barceló Hotel Group as new GetFeedback customers
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Launched Workplace Equity IQ to help companies go beyond merely tracking representation to truly understand the beliefs and experiences of employees
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Expanded the Momentive market research panel to better target B2B and healthcare audiences in order to meet the growing demand from B2B customers
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Announced that Cover Genius selected Momentive to power its global market research to uncover opportunities in the financial services industry
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Recognized as a top-rated company for work-life balance and employee happiness in the Comparably Workplace Culture Awards

About Momentive
Momentive (NASDAQ: MNTV - formerly SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including GetFeedback, SurveyMonkey, and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. More than 20 million active users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the Company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$300,695	$224,390
Accounts receivable, net	25,587	24,177
Deferred commissions, current	7,381	5,429
Prepaid expenses and other current assets	10,614	10,520
Total current assets	344,277	264,516
Property and equipment, net	8,196	18,924
Operating lease right-of-use assets	54,328	56,986
Capitalized internal-use software, net	28,569	29,462
Acquisition intangible assets, net	13,242	21,207
Goodwill	465,076	468,764
Deferred commissions, non-current	12,661	10,018
Other assets	8,300	7,940
Total assets	$934,649	$877,817
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,205	$3,348
Accrued expenses and other current liabilities	26,002	15,198
Accrued compensation	38,895	32,149
Deferred revenue, current	196,729	169,872
Operating lease liabilities, current	9,428	8,318
Debt, current	1,900	1,900
Total current liabilities	279,159	230,785
Deferred revenue, non-current	877	760
Deferred tax liabilities	5,437	5,153
Debt, non-current	210,291	211,716
Operating lease liabilities, non-current	69,226	74,487
Other non-current liabilities	7,824	8,560
Total liabilities	572,814	531,461
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	936,280	835,444
Accumulated other comprehensive income	1,638	5,208
Accumulated deficit	(576,084)	(494,297)
Total stockholders’ equity	361,835	346,356
Total liabilities and stockholders’ equity	$934,649	$877,817

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue	$114,754	$95,429	$326,444	$274,635
Cost of revenue (1)(2)	22,161	21,899	64,621	62,852
Gross profit	92,593	73,530	261,823	211,783
Operating expenses:
Research and development (1)	33,671	30,068	100,879	83,196
Sales and marketing (1)(2)	54,118	43,875	162,179	128,544
General and administrative (1)	24,466	22,181	71,958	65,452
Total operating expenses	112,255	96,124	335,016	277,192
Loss from operations	(19,662)	(22,594)	(73,193)	(65,409)
Interest expense	2,337	2,379	6,940	7,887
Other non-operating (income) expense, net	543	(143)	739	(1,277)
Loss before income taxes	(22,542)	(24,830)	(80,872)	(72,019)
Provision for income taxes	361	1,289	915	1,274
Net loss	$(22,903)	$(26,119)	$(81,787)	$(73,293)
Net loss per share, basic and diluted	$(0.15)	$(0.19)	$(0.56)	$(0.53)
Weighted-average shares used in computing basic and diluted net loss per share	147,877	141,034	146,270	138,907

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,639	$1,222	$4,701	$3,229
Research and development	10,081	8,322	29,891	22,275
Sales and marketing	5,672	5,912	17,864	15,096
General and administrative	7,202	6,150	21,310	17,979
Stock-based compensation, net of amounts capitalized	$24,594	$21,606	$73,766	$58,579

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,465	$1,800	$4,432	$5,813
Sales and marketing	1,035	1,270	3,285	3,983
Amortization of acquisition intangible assets	$2,500	$3,070	$7,717	$9,796

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(81,787)	$(73,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,349	36,328
Non-cash leases expense	9,824	9,958
Stock-based compensation expense, net of amounts capitalized	73,766	58,579
Deferred income taxes	293	608
Bad debt expense	898	1,156
Gain on sale of a private company investment	—	(1,001)
Other	1,048	1,834
Changes in assets and liabilities:
Accounts receivable	(2,654)	(3,929)
Prepaid expenses and other assets	(9,872)	(6,900)
Accounts payable and accrued liabilities	13,585	5,851
Accrued compensation	7,089	1,689
Deferred revenue	27,013	24,242
Operating lease liabilities	(11,244)	(11,135)
Net cash provided by operating activities	60,308	43,987
Cash flows from investing activities
Purchases of property and equipment	(387)	(772)
Capitalized internal-use software	(6,450)	(7,051)
Proceeds from sale of a private company investment and other	85	1,095
Net cash used in investing activities	(6,752)	(6,728)
Cash flows from financing activities
Proceeds from stock option exercises	21,334	37,301
Proceeds from employee stock purchase plan	3,873	3,082
Repayment of debt	(1,650)	(1,650)
Net cash provided by financing activities	23,557	38,733
Effect of exchange rate changes on cash	(293)	(957)
Net increase in cash, cash equivalents and restricted cash	76,820	75,035
Cash, cash equivalents and restricted cash at beginning of period	224,614	131,683
Cash, cash equivalents and restricted cash at end of period	$301,434	$206,718
Supplemental cash flow data:
Interest paid for term debt	$6,416	$7,386
Income taxes paid	$732	$709
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$1,666	$1,692
Lease liabilities arising from obtaining right-of-use assets, net	$2,676	$—

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Self-serve revenue	$77,134	$75,462	$71,112	$71,197	$68,001	$65,398	$63,107
Enterprise revenue	37,620	33,930	31,186	29,778	27,428	25,543	25,158
Revenue	$114,754	$109,392	$102,298	$100,975	$95,429	$90,941	$88,265

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Loss from operations	$(19,662)	$(22,594)	$(73,193)	$(65,409)
GAAP Operating margin	(17)%	(24)%	(22)%	(24)%
Stock-based compensation, net	24,594	21,606	73,766	58,579
Amortization of acquisition intangible assets	2,500	3,070	7,717	9,796
Non-GAAP Income from operations	$7,432	$2,082	$8,290	$2,966
Non-GAAP Operating margin	6%	2%	3%	1%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
GAAP Net Loss	$(22,903)	$(26,119)	$(81,787)	$(73,293)
GAAP Net Loss per diluted share	$(0.15)	$(0.19)	$(0.56)	$(0.53)
Weighted-average shares used to compute GAAP net loss per diluted share	147,877	141,034	146,270	138,907

Stock-based compensation, net	24,594	21,606	73,766	58,579
Amortization of acquisition intangible assets	2,500	3,070	7,717	9,796
Gain on sale of a private company investment	—	—	—	(1,001)
Income tax effect on Non-GAAP adjustments (2)	96	97	509	72

Non-GAAP Net (Loss) Income	$4,287	$(1,346)	$205	$(5,847)
Non-GAAP Net (Loss) Income per diluted share	$0.03	$(0.01)	$—	$(0.04)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	151,558	141,034	150,855	138,907

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustment for gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of stock-based compensation, net, and amortization of acquisition-related intangible assets.

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$16,747	$17,892	$60,308	$43,987
Purchases of property and equipment	(65)	—	(387)	(772)
Capitalized internal-use software	(2,032)	(1,679)	(6,450)	(7,051)
Free cash flow	$14,650	$16,213	$53,471	$36,164

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Gross profit	$92,593	$73,530	$261,823	$211,783
GAAP Gross margin	81%	77%	80%	77%
Stock-based compensation, net	1,639	1,222	4,701	3,229
Amortization of acquisition intangible assets	1,465	1,800	4,432	5,813
Non-GAAP Gross profit	$95,697	$76,552	$270,956	$220,825
Non-GAAP Gross margin	83%	80%	83%	80%

GAAP Research and development	$33,671	$30,068	$100,879	$83,196
GAAP Research and development margin	29%	32%	31%	30%
Stock-based compensation, net	10,081	8,322	29,891	22,275
Non-GAAP Research and development	$23,590	$21,746	$70,988	$60,921
Non-GAAP Research and development margin	21%	23%	22%	22%

GAAP Sales and marketing	$54,118	$43,875	$162,179	$128,544
GAAP Sales and marketing margin	47%	46%	50%	47%
Stock-based compensation, net	5,672	5,912	17,864	15,096
Amortization of acquisition intangible assets	1,035	1,270	3,285	3,983
Non-GAAP Sales and marketing	$47,411	$36,693	$141,030	$109,465
Non-GAAP Sales and marketing margin	41%	38%	43%	40%

GAAP General and administrative	$24,466	$22,181	$71,958	$65,452
GAAP General and administrative margin	21%	23%	22%	24%
Stock-based compensation, net	7,202	6,150	21,310	17,979
Non-GAAP General and administrative	$17,264	$16,031	$50,648	$47,473
Non-GAAP General and administrative margin	15%	17%	16%	17%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, and amortization of acquisition intangible assets. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

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Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
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Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our pending acquisition by Zendesk; risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of November 9, 2021, and we undertake no obligation to update this information.